Exhibit 99.1
Capri Holdings Limited Announces First Quarter Fiscal 2025 Results
London — August 8, 2024 — Capri Holdings Limited (NYSE:CPRI), a global fashion luxury group, today announced its financial results for the first quarter of Fiscal 2025 ended June 29, 2024.
First Quarter Fiscal 2025 Highlights
•Revenue decreased 13.2% on a reported basis and 12.1% in constant currency
•Adjusted operating margin of 1.5%
•Adjusted earnings per share of $0.04

John D. Idol, the Company's Chairman and Chief Executive Officer, said, "Overall, we were disappointed with our first quarter results as performance continued to be impacted by softening demand globally for fashion luxury goods. We are continuing to manage our operating expenses and inventory levels carefully in light of the challenging global retail environment. Looking forward, we remain focused on executing our strategic initiatives to deliver long-term sustainable growth across each of our luxury houses."

Mr. Idol continued, "Versace, Jimmy Choo and Michael Kors continued to resonate with consumers as evidenced by the 12.6 million new consumers added across our databases, representing 15% growth versus last year. This reflects the strong brand equity and enduring value of our three iconic houses."

Mr. Idol concluded, “Last August Capri Holdings announced that we entered into a definitive agreement to be acquired by Tapestry. In April, the FTC filed a lawsuit to block the proposed transaction. As we previously stated, Capri intends to vigorously defend this case alongside Tapestry and we look forward to the successful completion of the pending acquisition. This combination will deliver value to our shareholders as well as provide new opportunities for our dedicated employees around the world as Capri Holdings becomes part of a larger and more diversified company. By joining with Tapestry, our brands will have greater resources and capabilities to accelerate the expansion of their global reach while preserving their unique DNA.”

First Quarter Fiscal 2025 Results
Financial Results and non-GAAP Reconciliation
The Company’s results are reported in this press release in accordance with accounting principles generally accepted in the United States ("U.S. GAAP") and on an adjusted, non-GAAP basis. A reconciliation of GAAP to non-GAAP financial information is provided at the end of this press release.
Overview of Capri Holdings First Quarter Fiscal 2025 Results
•Total revenue of $1.07 billion decreased 13.2% compared to last year. On a constant currency basis, total revenue decreased 12.1%. Total company retail sales declined low-double-digits with trends being impacted by softening demand globally for fashion luxury goods. In wholesale, revenue decreased high-teens driven by softer demand globally.
•Gross profit was $689 million and gross margin was 64.6%, compared to $812 million and 66.1% in the prior year. Gross profit margin decreased relative to prior year primarily driven by lower full price sell throughs.
•Loss from operations was $8 million and operating margin was (0.7)%, compared to income from operations of $80 million and operating margin of 6.5% in the prior year. Adjusted income from operations was $16 million and adjusted operating margin was 1.5%, compared to $111 million and 9.0% in the prior year. The decline in operating margin reflects lower gross margin and expense deleverage on lower revenue.
•Net loss was $14 million, or $(0.11) per diluted share, compared to net income of $48 million, or $0.41 per diluted share, in the prior year. Adjusted net income was $4 million, or $0.04 per diluted share, compared to $88 million, or $0.74 per diluted share, in the prior year period.
•Net inventory as of June 29, 2024 was $902 million, a 23% decrease compared to the prior year reflecting the Company's ongoing diligent inventory management.
•Cash flow from operating activities for the first quarter was an inflow of $83 million, while free cash flow was an inflow of $40 million versus an outflow of $10 million last year.
•Cash and cash equivalents totaled $213 million, and total borrowings outstanding were $1.71 billion, resulting in net debt of $1.50 billion versus $1.70 billion last year.
Versace First Quarter Fiscal 2025 Results
•Versace revenue of $219 million decreased 15.4% on a reported basis and 14.3% on a constant currency basis compared to prior year. The decline was primarily driven by softening demand globally for fashion luxury goods. Retail sales decreased high-single-digits while wholesale revenue decreased double-digits. Revenue in the Americas declined 15%, while revenue in EMEA decreased 22% and revenue in Asia declined 3%. Versace’s global database increased by 1.3 million new consumers, representing 20% growth over the last year.
•Versace operating loss was $17 million and operating margin was (7.8)%, compared to operating income of $3 million and operating margin of 1.2% in the prior year. The decline in operating margin rate was primarily due to lower full price sell throughs and expense deleverage on lower revenue.

Jimmy Choo First Quarter Fiscal 2025 Results
•Jimmy Choo revenue of $173 million decreased 5.5% on a reported basis and 3.8% on a constant currency basis compared to prior year driven primarily by softening demand globally for fashion luxury goods. Retail sales decreased mid-single-digits while wholesale revenue decreased low-single-digits. Revenue in the Americas increased 6%, while revenue in EMEA decreased 5% and revenue in Asia declined 17%. Jimmy Choo’s global database increased by 0.7 million new consumers, representing 13% growth over the last year.
•Jimmy Choo operating income was $4 million and operating margin was 2.3%, compared to $16 million and 8.7% in the prior year. The decline in operating margin rate was primarily due to higher store related costs and expense deleverage on lower revenue.
Michael Kors First Quarter Fiscal 2025 Results
•Michael Kors revenue of $675 million decreased 14.2% on a reported basis and 13.3% on a constant currency basis compared to prior year. The decline was primarily attributable to softening demand globally for fashion luxury goods. Retail sales declined low-teens while wholesale revenue decreased high-teens. Revenue in the Americas declined 10%, while revenue in EMEA decreased 21% and revenue in Asia declined 23%. Michael Kors’ global database increased by 10.6 million new consumers, representing 15% growth over the last year.
•Michael Kors operating income was $75 million and operating margin was 11.1%, compared to $130 million and 16.5% in the prior year. The decline in operating margin rate was primarily related to lower full price sell throughs and expense deleverage on lower revenue.

Outlook and Conference Call
As previously stated, given the pending merger transaction with a wholly owned subsidiary of Tapestry, Inc. (the "Merger"), the Company is not providing financial guidance or hosting a conference call.
Use of Non-GAAP Financial Measures
Constant currency effects are non-GAAP financial measures, which are provided to supplement our reported operating results to facilitate comparisons of our operating results and trends in our business, excluding the effects of foreign currency rate fluctuations. Because we are a global company, foreign currency exchange rates may have a significant effect on our reported results. We calculate constant currency measures and the related foreign currency impacts by translating the current year’s reported amounts into comparable amounts using prior year’s foreign exchange rates for each currency. All constant currency performance measures discussed below should be considered a supplement to and not in lieu of our operating performance measures calculated in accordance with U.S. GAAP. Additionally, this earnings release includes certain non-GAAP financial measures that exclude certain costs associated with restructuring and other charges, ERP implementation costs, Capri transformation costs and costs related to the Merger. The Company uses non-GAAP financial measures, among other things, to evaluate its operating performance and in order to represent the manner in which the Company conducts and views its business. The Company believes that excluding these items helps its management and investors compare operating performance based on its ongoing operations. While the Company considers the non-GAAP measures to be useful supplemental measures in analyzing its results, they are not intended to replace, nor act as a substitute for, any amounts presented in its consolidated financial statements prepared in conformity with U.S. GAAP and may be different from non-GAAP measures reported by other companies.

About Capri Holdings Limited
Capri Holdings is a global fashion luxury group consisting of iconic, founder-led brands Versace, Jimmy Choo and Michael Kors. Our commitment to glamorous style and craftsmanship is at the heart of each of our luxury brands. We have built our reputation on designing exceptional, innovative products that cover the full spectrum of fashion luxury categories. Our strength lies in the unique DNA and heritage of each of our brands, the diversity and passion of our people and our dedication to the clients and communities we serve. Capri Holdings Limited is publicly listed on the New York Stock Exchange under the ticker CPRI.
Forward Looking Statements
This press release contains statements which are, or may be deemed to be, “forward-looking statements.” Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of the management of Capri about future events and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. All statements other than statements of historical facts included herein, may be forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “plans”, “believes”, “expects”, “intends”, “will”, “should”, “could”, “would”, “may”, “anticipates”, “might” or similar words or phrases, are forward-looking statements. Such forward-looking statements involve known and unknown risks and uncertainties that could significantly affect expected results and are based on certain key assumptions, which could cause actual results to differ materially from those projected or implied in any forward-looking statements, including regarding the pending Merger. These risks, uncertainties and other factors include but are not limited to, our ability to respond to changing fashion, consumer traffic and retail trends; fluctuations in demand for our products; high consumer debt levels, recession and inflationary pressures; loss of market share and increased competition; reductions in our wholesale channel; the impact of the COVID-19 pandemic, or other unforeseen epidemics, pandemics, disasters or catastrophes; levels of cash flow and future availability of credit; Capri’s ability to successfully execute its growth strategies; departure of key employees or failure to attract and retain highly qualified personnel; risks associated with operating in international markets and global sourcing activities, including disruptions or delays in manufacturing or shipments; the risk of cybersecurity threats and privacy or data security breaches; extreme weather conditions and natural disasters; general economic, political, business or market conditions; acts of war and other geopolitical conflicts; the outcome of the U.S. Federal Trade Commission’s lawsuit attempting to block the pending Merger; the occurrence of any other event, change or other circumstances that could give rise to the termination of the merger agreement entered into in connection with the pending Merger; the risk that the parties to the merger agreement may not be able to satisfy the conditions to the pending Merger in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the pending Merger; the risk that any announcements relating to the pending Merger could have adverse effects on the market price of Capri's ordinary shares; the risk of any unexpected costs or expenses resulting from the pending Merger; the risk of any litigation relating to the pending Merger; the risk that the pending Merger could have an adverse effect on the ability of Capri to retain and maintain relationships with customers, suppliers and other business partners and retain and hire key personnel and on its operating results and business generally, as well as the risk factors identified in the Company's Annual Report on Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission. Please consult these documents for a more complete understanding of these risks and uncertainties. Any forward-looking statement in this press release speaks only as of the date made and Capri disclaims any obligation to update or revise any forward-looking or other statements contained herein other than in accordance with legal and regulatory obligations.

CONTACTS:
Investor Relations:
Jennifer Davis
+1 (201) 514-8234
Jennifer.Davis@CapriHoldings.com
Media:
Press@CapriHoldings.com

SCHEDULE 1
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share and per share data)
(Unaudited)

	Three Months Ended
	June 29, 2024	July 1, 2023
Total revenue	$1,067	$1,229
Cost of goods sold	378	417
Gross profit	689	812
Total operating expenses	697	732
(Loss) income from operations	(8)	80
Other expense, net	—	1
Interest (income) expense, net	(4)	8
Foreign currency loss	5	21
(Loss) income before income taxes	(9)	50
Provision for income taxes	3	2
Net (loss) income	(12)	48
Less: Net income attributable to noncontrolling interest	2	—
Net (loss) income attributable to Capri	$(14)	$48
Weighted average ordinary shares outstanding:
Basic	117,440,282	117,431,941
Diluted	117,440,282	118,282,633
Net (loss) income per ordinary share:
Basic	$(0.11)	$0.41
Diluted	$(0.11)	$0.41

SCHEDULE 2
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	June 29, 2024	March 30, 2024	July 1, 2023
Assets
Current assets
Cash and cash equivalents	$213	$199	$238
Receivables, net	292	332	300
Inventories, net	902	862	1,166
Prepaid expenses and other current assets	197	215	216
Total current assets	1,604	1,608	1,920
Property and equipment, net	573	579	551
Operating lease right-of-use assets	1,385	1,438	1,359
Intangible assets, net	1,378	1,394	1,737
Goodwill	1,108	1,106	1,308
Deferred tax assets	351	352	312
Other assets	218	212	222
Total assets	$6,617	$6,689	$7,409
Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$416	$352	$476
Accrued payroll and payroll related expenses	105	107	121
Accrued income taxes	45	64	82
Short-term operating lease liabilities	374	400	416
Short-term debt	461	462	13
Accrued expenses and other current liabilities	296	310	340
Total current liabilities	1,697	1,695	1,448
Long-term operating lease liabilities	1,391	1,452	1,354
Deferred tax liabilities	361	362	505
Long-term debt	1,252	1,261	1,924
Other long-term liabilities	334	319	366
Total liabilities	5,035	5,089	5,597
Commitments and contingencies
Shareholders’ equity
Ordinary shares, no par value; 650,000,000 shares authorized; 227,517,072 shares issued and 117,781,894 outstanding at June 29, 2024; 226,271,074 shares issued and 116,629,634 outstanding at March 30, 2024 and 225,684,542 shares issued and 116,064,396 outstanding at July 1, 2023	—	—	—
Treasury shares, at cost (109,735,178 shares at June 29, 2024, 109,641,440 shares at March 30, 2024 and 109,620,146 shares at July 1, 2023)	(5,461)	(5,458)	(5,457)
Additional paid-in capital	1,443	1,417	1,375
Accumulated other comprehensive income	132	161	137
Retained earnings	5,465	5,479	5,756
Total shareholders’ equity of Capri	1,579	1,599	1,811
Noncontrolling interest	3	1	1
Total shareholders’ equity	1,582	1,600	1,812
Total liabilities and shareholders’ equity	$6,617	$6,689	$7,409

SCHEDULE 3
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED SEGMENT DATA
($ in millions)
(Unaudited)

		Three Months Ended
		June 29, 2024	July 1, 2023
Revenue by Segment and Region:

Versace	The Americas	$70	$82
	EMEA	90	116
	Asia	59	61
Versace Revenue		219	259

Jimmy Choo	The Americas	52	49
	EMEA	77	81
	Asia	44	53
Jimmy Choo Revenue		173	183

Michael Kors	The Americas	451	501
	EMEA	138	175
	Asia	86	111
Michael Kors Revenue		675	787

Total Revenue		$1,067	$1,229

Income (loss) from Operations:
Versace		$(17)	$3
Jimmy Choo		4	16
Michael Kors		75	130
Total segment income from operations		62	149
Less: Corporate expenses		(64)	(71)
Merger related costs		(5)	—
Restructuring and other (expense) income		(1)	2
Total (Loss) Income from Operations		$(8)	$80

Operating Margin:
Versace		(7.8)%	1.2%
Jimmy Choo		2.3%	8.7%
Michael Kors		11.1%	16.5%
Capri		(0.7)%	6.5%

SCHEDULE 4
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
SUPPLEMENTAL RETAIL STORE INFORMATION
(Unaudited)

	As of
Retail Store Information:	June 29, 2024	July 1, 2023
Versace	239	224
Jimmy Choo	227	237
Michael Kors	764	810
Total number of retail stores	1,230	1,271

SCHEDULE 5
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONSTANT CURRENCY DATA
(In millions)
(Unaudited)

	Three Months Ended		% Change
	June 29, 2024	July 1, 2023	As Reported	Constant Currency
Total Revenue:
Versace	$219	$259	(15.4)%	(14.3)%
Jimmy Choo	173	183	(5.5)%	(3.8)%
Michael Kors	675	787	(14.2)%	(13.3)%
Total Revenue	$1,067	$1,229	(13.2)%	(12.1)%

SCHEDULE 6

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except per share data)
(Unaudited)

	Three Months Ended June 29, 2024
	As Reported	Restructuring and Other Charges (1)	ERP Implementation(2)	Capri Transformation (3)	Merger Related Costs	As Adjusted
Gross profit	$689	$—	$—	$—	$—	$689

Operating expenses	$697	$(1)	$(4)	$(14)	$(5)	$673

Total (loss) income from operations	$(8)	$1	$4	$14	$5	$16

(Loss) income before provision for income taxes	$(9)	$1	$4	$14	$5	$15
Provision for income taxes	$3	$—	$1	$4	$1	$9
Net (loss) income attributable to Capri	$(14)	$1	$3	$10	$4	$4
Diluted net (loss) income per ordinary share - Capri	$(0.11)	$0.01	$0.03	$0.08	$0.03	$0.04
______________________
(1)Amounts impacting operating expenses primarily relate to Global Optimization Plan costs of lease termination and store closure costs.
(2)Represents a multi-year ERP implementation which includes accounting, finance and wholesale and retail inventory solutions in order to create standardized finance IT applications across our organization.
(3)The Capri transformation program represents a multi-year, multi-project initiative extending through Fiscal 2026 intended to improve the operating effectiveness and efficiency of our organization by creating best in class shared platforms across our brands and by expanding our digital capabilities. These initiatives cover multiple aspects of our operations including supply chain, marketing, omni-channel customer experience, e-commerce, data analytics and IT infrastructure. During Fiscal 2024, the remaining transformation projects were paused due to the pending Merger and we will reassess this program, along with related timing, during Fiscal 2025.

SCHEDULE 7

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except per share data)
(Unaudited)

	Three Months Ended July 1, 2023
	As Reported	Restructuring and Other (Income) Charges (1)	ERP Implementation (2)	Capri Transformation (3)	As Adjusted
Gross profit	$812	$—	$—	$—	$812

Operating expenses	$732	$2	$(5)	$(28)	$701

Total income from operations	$80	$(2)	$5	$28	$111

Foreign currency loss	$21	$(17)	$—	$—	$4

Income before provision for income taxes	$50	$15	$5	$28	$98
Provision for income taxes	$2	$3	$1	$4	$10
Net income attributable to Capri	$48	$12	$4	$24	$88
Diluted net income per ordinary share - Capri	$0.41	$0.10	$0.03	$0.20	$0.74
______________________
(1)Amounts impacting operating expenses primarily includes a gain on the sale of a long-lived corporate asset, partially offset by expenses related to equity awards associated with the acquisition of Gianni Versace S.r.l. and severance expenses. The foreign currency exchange loss represents a charge recognized in conjunction with restructuring activities to rationalize certain legal entities within our structure.
(2)Represents a multi-year ERP implementation which includes accounting, finance and wholesale and retail inventory solutions in order to create standardized finance IT applications across our organization.
(3)The Capri transformation program represents a multi-year, multi-project initiative extending through Fiscal 2026 intended to improve the operating effectiveness and efficiency of our organization by creating best in class shared platforms across our brands and by expanding our digital capabilities. These initiatives cover multiple aspects of our operations including supply chain, marketing, omni-channel customer experience, e-commerce, data analytics and IT infrastructure.